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                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                              FORM 8-K

         Current Report Pursuant to Section 13 or 15 (d) of
                 The Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): June 27, 1997


                          KAMAN CORPORATION
         (Exact name of issuer as specified in its charter)





Connecticut                 0-1093                06-0613548
(State of                   (Commission           (I.R.S.
Incorporation)              File Number)          Employer
                                                  Identification
                                                  No.)






                       1332 Blue Hills Avenue
                        Bloomfield, CT 06002
              (Address of principal executive offices)

 Registrant's telephone number, including area code:  (860)
243-7100

                           Not Applicable
    (Former name or former address, if changes since last report)

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Item 5.  Other Events.

On June 27, 1997, the Company announced that its subsidiary, Kaman Music Corporation, had sold Trace Elliot Limited, the subsidiary's amplifier manufacturing business in Great Britain. The Company announced in April 1997 that a decision had been made to close the Trace Elliot manufacturing operation and a pre-tax charge of $15 million was taken against first quarter earnings as a result. Subsequently, an offer to purchase Trace Elliot was received. Due to the sale, it is anticipated that somewhat less than the full $15 million charge will be utilized in closing out Kaman Music Corporation's interest in Trace Elliot, with the balance to be utilized for addressing other costs associated with Kaman Music Corporation's operations.

Item 7. Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired.
        Not Applicable.

(b)     Pro Forma Financial Information.
        Not Applicable.

(c)     Exhibits.

        The following document is filed as an Exhibit to this
Report:

        Exhibit 99 - Press Release of the Company, dated June 27,
1997.


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                             SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf, by the undersigned, thereunto duly authorized.


                                 KAMAN CORPORATION

                                 Robert M. Garneau
                                 Executive Vice President and
                                 Chief Financial Officer



Dated: July 3, 1997


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                            EXHIBIT INDEX




   Exhibit          Description

     99             Press Release of the Company, dated
                    June 27, 1997




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